Exhibit 99.1
For Immediate Release April 23, 2012	Contacts: Debbie Hancock (Investment Relations) 401-727-5401
Wayne Charness (News Media) 401-727-5983

Hasbro Reports Financial Results for the First Quarter 2012

•

Net revenues of $648.9 million for the first quarter 2012 versus $672.0 million for the first quarter 2011; foreign exchange had a negative $8.5 million impact on first quarter 2012 revenues;

•

Net loss of $2.6 million, or ($0.02) per diluted share, compared to net earnings of $17.2 million, or $0.12 per diluted share in 2011;  Excluding $11.1 million, or $0.06 per diluted share, of severance costs, first quarter 2012 net earnings were $5.1 million, or $0.04 per diluted share;

•

International segment revenues up 14% to $289.7 million, reflecting growth in all major geographic regions; International revenues up 17% absent negative $8.2 million impact of foreign exchange;

•

Boys product category revenues up 4% and Preschool revenues up 2%;

•

Positive point-of-sale trends in the U.S. and international markets versus the first quarter 2011;

•

Gained share in the U.S. and Europe*

Pawtucket, RI (April 23, 2012) -- Hasbro, Inc. (NASDAQ: HAS) today reported financial results for first quarter 2012.  Net revenues for the quarter were $648.9 million, a decrease of 3%, compared to $672.0 million in 2011.  First quarter 2012 net revenues include a negative $8.5 million impact of foreign exchange.  Net loss for the first quarter 2012 was $2.6 million, or ($0.02) per diluted share, versus net earnings of $17.2 million, or $0.12 per diluted share, in 2011.  First quarter 2012 net earnings were $5.1 million, or $0.04 per diluted share, excluding $11.1 million, or $0.06 per diluted share, of severance costs.  The first quarter 2012 was a 14-week period versus the first quarter 2011 which was a 13-week period.

“Our first quarter 2012 results are consistent with the plan we previously communicated for the year,” said Brian Goldner, President and Chief Executive Officer.  “We continue to experience good momentum in our international business and positive point-of-sale trends in the U.S. and international markets.  We have launched several new initiatives for 2012 which are generating good early results.  We are looking forward to the four major motion pictures coming to global audiences in the next few months as well as the launch of our all important fall and holiday initiatives in the second half of the year.”

“In partnership with our retailers and supported by a strong line of new fall initiatives, our expectation remains that a higher percentage of full year revenues will be in the second half of the year versus past years.  This shift in the timing of our business has a similar impact on profitability,” continued Goldner.  “For the full year 2012, we continue to believe, absent the impact of foreign exchange, we will again grow revenues and earnings per share.”

“As we previously outlined for you, we planned 2012 with the belief that our business would develop later in the year, more closely aligned with the timing of consumer demand and our international business,” said Deborah Thomas, Chief Financial Officer.   “Importantly, in the U.S. and Canada segment, we are executing our plan to return the segment to historical operating profit levels.  This includes steps we have taken to right-size the organization, for which we have incurred the costs, and a planned higher level of spending in consumer-facing marketing and advertising.  In the first quarter 2012, operating profit was impacted by the lower revenue base in addition to $11.1 million in severance costs across the global organization and approximately $6 million associated with an extra week of expenses.”

Major Segment Performance

	Net Revenues ($ Millions)			Operating Profit (Loss) ($ Millions)
	Q1 2012	Q1 2011	% Change	Q1 2012	Q1 2011	% Change
U.S. & Canada	$329.0	$391.2	-16%	$14.4	$41.0	-65%
International	$289.7	$254.3	+14%	$(5.1)	$(1.7)	-193%
Entertainment & Licensing	$29.3	$24.6	+19%	$7.7	$5.4	+42%

U.S. and Canada segment net revenues were $329.0 million, a decrease of $62.2 million or 16%, compared to $391.2 million in 2011.  The results reflect growth in the Preschool category offset by declines in the other product categories.  The U.S. and Canada segment reported an operating profit of $14.4 million, compared to $41.0 million in 2011.

International segment net revenues grew $35.4 million or 14% to $289.7 million, compared to $254.3 million in 2011.  Net revenues in the International segment grew 17% absent the negative $8.2 million impact of foreign exchange.  Revenue in the International segment reflects growth in the Boys and Games categories which more than offset flat revenues in the Preschool category and a decline in the Girls category. The International segment reported an operating loss of $5.1 million, compared to an operating loss of $1.7 million in 2011.

Entertainment and Licensing segment net revenues increased 19% to $29.3 million, compared to $24.6 million in 2011.  The segment benefited from the sale of television programming in the U.S. and internationally, as well as continued box office and licensed revenues related to TRANSFORMERS. The Entertainment and Licensing segment reported an operating profit of $7.7 million compared to $5.4 million in 2011.

Product Category Performance

	Net revenues ($ Millions)
	Q1 2012	Q1 2011	% Change
Boys	$302.8	$290.2	+4%
Games	$181.9	$200.4	-9%
Girls	$93.2	$113.2	-18%
Preschool	$69.9	$68.2	+2%

For the first quarter 2012, net revenues in the Boys category increased 4% to $302.8 million led by growth in entertainment-backed brands MARVEL and STAR WARS.  Additionally, KRE-O, Hasbro’s new construction line, contributed to the year-over-year gains.  Following a strong 2011, BEYBLADE was essentially flat in the quarter.  Overall, TRANSFORMERS brand revenue was also flat in the quarter, but down in the Boys category.  The Preschool category grew 2% to $69.9 million supported by SESAME STREET and PLAYSKOOL RESCUE HEROES, including TRANSFORMERS RESCUE BOTS.

The increases in net revenues in the Boys and Preschool categories were offset by a 9% decline in the Games category to $181.9 million and an 18% decline in the Girls category to $93.2 million.  Despite declines in these categories several brands posted year-over-year growth.  In the Games category, MAGIC: THE GATHERING, DUEL MASTERS and BATTLESHIP posted revenue gains in the quarter.  Also contributing to the quarter were new games initiatives for 2012, including STAR WARS FIGHTER PODS and TRANSFORMERS BOT SHOTS, which launched during the quarter and are performing well.  In the Girls category, MY LITTLE PONY, which is now backed by television entertainment globally, posted growth in the quarter.

Share Repurchase and Dividend

The Company repurchased a total of 139,656 shares of common stock during the first quarter 2012 at a total cost of $5.0 million and an average price of $35.80 per share.  At quarter end, $222.3 million remained available in the current share repurchase authorization.  The Company paid $38.6 million in cash dividends to shareholders during the quarter and on February 2, 2012 declared a quarterly cash dividend of $0.36 per common share, an increase of $0.06 per share, or 20%, from the previous quarterly dividend of $0.30 per common share.  The dividend will be payable on May 15, 2012 to shareholders of record at the close of business on May 1, 2012.

The Company will webcast its first quarter 2012 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast, go to http://investor.hasbro.com.   The replay of the call will be available on Hasbro’s web site approximately 2 hours following completion of the call.  Additionally, presentation slides associated with today’s conference call are available on Hasbro’s website at http://investor.hasbro.com.

About Hasbro

Hasbro, Inc. (NASDAQ: HAS) is a branded play company providing children and families around the world with a wide-range of immersive entertainment offerings based on the Company's world class brand portfolio. From toys and games, to television programming, motion pictures, digital gaming and a comprehensive licensing program, Hasbro strives to delight its global customers with well-known and beloved brands such as TRANSFORMERS, LITTLEST PET SHOP, NERF, PLAYSKOOL, MY LITTLE PONY, G.I. JOE, MAGIC: THE GATHERING and MONOPOLY. The Company’s Hasbro Studios develops and produces television programming for markets around the world. Programming in the U.S. is distributed on The Hub TV Network, a multi-platform joint venture between Hasbro and Discovery Communications (NASDAQ: DISCA, DISCB, DISCK). Through the Company's deep commitment to corporate social responsibility, including philanthropy, Hasbro is helping to build a safe and sustainable world for future generations and to positively impact the lives of millions of children and families every year. It has been recognized for its efforts by being named one of the “World’s Most Ethical Companies” and is ranked as one of Corporate Responsibility Magazine’s “100 Best Corporate Citizens.”  Learn more at www.hasbro.com.

© 2012 Hasbro, Inc. All Rights Reserved.

*Source: The NPD Group, through March 2012

Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s potential performance in 2012 and beyond, including with respect to its revenues and earnings per share, and the Company’s ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company’s development, manufacturing, marketing, royalty and other costs; (ii) global economic conditions, including recessions, credit crises or other economic shocks or downturns which can negatively impact the retail and/or credit markets, the financial health of the Company’s retail customers and consumers, and consumer and business confidence, and which can result in lower employment levels, less consumer disposable income, and lower consumer spending, including lower spending on purchases of the Company’s products; (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (iv) other economic and public health conditions in the markets in which the Company and its customers and suppliers operate which impact the Company's ability and cost to manufacture and deliver products, such as higher fuel and other commodity prices, higher labor costs, higher transportation costs, outbreaks of disease which affect public health and the movement of people and goods, and other factors, including government regulations, which can create potential manufacturing and transportation delays or impact costs; (v) currency fluctuations, including movements in foreign exchange rates, which can lower the Company’s net revenues and earnings, and significantly impact the Company’s costs; (vi) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company’s customers or changes by the Company’s customers in their purchasing or selling patterns; (vii) greater than expected costs, or unexpected delays or difficulties, associated with the Company’s investment in its joint venture with Discovery Communications, LLC, the rebranding of the joint venture network, development of Hasbro Studios, and the creation of new content to appear on the network and elsewhere; (viii) consumer interest in and acceptance of the joint venture network, and programming created by Hasbro Studios, and other factors impacting the financial performance of the joint venture and Hasbro Studios; (ix) greater than expected costs or unexpected delays or difficulties associated with the creation of Hasbro’s Gaming Center of Excellence and the execution of the Company’s strategy for driving innovation and immersive play experiences in its gaming business; (x) unexpected delays or difficulties in the Company’s execution of its plans to drive growth and increased profitability in its U.S. and Canada business; (xi) the inventory policies of the Company’s retail customers, including retailers’ potential decisions to lower the inventories they are willing to carry, even if it results in lost sales, as well as the concentration of the Company's revenues in the second half and fourth quarter of the year, which coupled  with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; (xii) work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xiv) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; (xv) concentration of manufacturing for many of the Company’s products in the People’s Republic of China and the associated impact to the Company of public health conditions and other factors affecting social and economic activity in China, affecting the movement of products into and out of China, and impacting the cost of producing products in China and exporting them to other countries; (xvi) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xvii) other market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xviii) the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and (xix) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission (“SEC”) filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This press release includes a non-GAAP financial measure as defined under SEC rules, specifically EBITDA.  EBITDA represents net earnings excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.  This press release also includes the Company’s Consolidated and International segment net revenues excluding the impact of changes in exchange rates.  Management believes that the presentation of Consolidated and International segment net revenues minus the impact of exchange rate changes provides information that is helpful to an investor’s understanding of the underlying business performance absent exchange rate fluctuations which are beyond the Company’s control.  Similarly, this press release includes the Company’s first quarter 2012 net earnings excluding certain expenses related to severance costs. We provided the first quarter 2012 net earnings absent these amounts to assist investors in understanding the comparability of the Company’s results.

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	April 1, 2012	March 27, 2011
ASSETS	-----------	-----------
Cash and Cash Equivalents	$ 883,824	$ 927,422
Accounts Receivable, Net	456,580	558,980
Inventories	396,981	401,309
Other Current Assets	281,517	173,070
	----------------	----------------
Total Current Assets	2,018,902	2,060,781
Property, Plant and Equipment, Net	222,821	238,403
Other Assets	1,655,414	1,641,157
	----------------	----------------
Total Assets	$ 3,897,137	$ 3,940,341
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 171,177	$ 37,923
Payables and Accrued Liabilities	554,700	588,609
	----------------	----------------
Total Current Liabilities	725,877	626,532
Long-term Debt	1,400,942	1,396,695
Other Liabilities	372,925	386,126
	----------------	----------------
Total Liabilities	2,499,744	2,409,353
Total Shareholders' Equity	1,397,393	1,530,988
	----------------	----------------
Total Liabilities and Shareholders' Equity	$ 3,897,137	$ 3,940,341
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Quarter Ended
	---------------------
(Thousands of Dollars and Shares Except Per Share Data)	April 1, 2012	March 27, 2011
	-----------------	--------------------
Net Revenues	$ 648,850	$ 671,986
Costs and Expenses:
Cost of Sales	257,036	267,246
Royalties	52,434	43,226
Product Development	44,926	45,818
Advertising	65,045	66,537
Amortization of Intangibles	10,655	10,696
Program Production Cost Amortization	3,138	3,117
Selling, Distribution and Administration	199,890	186,423
	-------------	-------------
Operating Profit	15,726	48,923
Interest Expense	23,112	21,375
Other (Income) Expense, Net	(2,520)	4,710
	-------------	-------------
Earnings (Loss) Before Income Taxes	(4,866)	22,838
Income Taxes	(2,287)	5,642
	-------------	-------------
Net Earnings (Loss)	$ (2,579)	$ 17,196
	========	========

Per Common Share
Net Earnings (Loss)
Basic	$ (0.02)	$ 0.12
	========	========
Diluted	$ (0.02)	$ 0.12
	========	========
Cash Dividends Declared	$ 0.36	$ 0.30
	========	========

Weighted Average Number of Shares
Basic	129,569	137,645
	========	========
Diluted	129,569	140,953
	========	========

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Quarter Ended
	---------------------
(Thousands of Dollars)	April 1, 2012	March 27, 2011
	-----------------	--------------------
Cash Flows from Operating Activities:
Net Earnings (Loss)	$ (2,579)	$ 17,196
Non-cash Adjustments	39,601	40,935
Changes in Operating Assets and Liabilities	247,716	218,363
	--------------	--------------
Net Cash Provided by Operating Activities	284,738	276,494
	--------------	--------------
Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(23,034)	(22,396)
Other	6,673	(2,037)
	-------------	-------------
Net Cash Utilized by Investing Activities:	(16,361)	(24,433)
	-------------	-------------
Cash Flows from Financing Activities:
Net Proceeds (Repayments) from Short-term Borrowings	(10,137)	23,622
Purchases of Common Stock	(4,644)	(58,320)
Stock-based Compensation Transactions	22,929	11,600
Dividends Paid	(38,593)	(34,297)
	-------------	-------------
Net Cash Utilized by Financing Activities	(30,445)	(57,395)
	-------------	-------------

Effect of Exchange Rate Changes on Cash	4,204	4,960

Cash and Cash Equivalents at Beginning of Year	641,688	727,796
	-------------	-------------
Cash and Cash Equivalents at End of Period	$ 883,824	$ 927,422
	========	========

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(Thousands of Dollars)
	Quarter Ended
	-------------------------------------------------
	April 1, 2012	March 27, 2011	% Change
	-------------------	--------------------	-----------
Major Segment Results
U.S. and Canada Segment:
External Net Revenues	$ 328,985	$ 391,152	-16%
Operating Profit	14,411	41,012	-65%
Operating Margin	4.4%	10.5%

International Segment:
External Net Revenues	289,729	254,332	14%
Operating Loss	(5,084)	(1,733)	-193%
Operating Margin	-1.8%	-0.7%

Entertainment and Licensing Segment:
External Net Revenues	29,336	24,641	19%
Operating Profit	7,738	5,431	42%
Operating Margin	26.4%	22.0%

Net Revenues by Product Class
Boys	$ 302,759	$ 290,232	4%
Games	181,916	200,352	-9%
Girls	93,236	113,156	-18%
Preschool	69,939	68,236	2%
Other	1,000	10	NM
	------------	------------
	$ 648,850	$ 671,986
	=======	=======

International Segment Net Revenues by Major Geographic Region
Europe	$ 208,113	$ 184,898	13%
Latin America	38,969	31,698	23%
Asia Pacific	42,647	37,736	13%
	------------	------------
Total	$ 289,729	$ 254,332
	=======	=======

Reconciliation of EBITDA
Net Earnings (Loss)	$ (2,579)	$ 17,196
Interest Expense	23,112	21,375
Income Taxes	(2,287)	5,642
Depreciation	19,308	20,322
Amortization of Intangibles	10,655	10,696
	------------	------------
EBITDA	$ 48,209	$ 75,231
	=======	=======

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
2011, 2010 and 2009 International Segment Net Revenues by Major Geographic Region
(Unaudited)
(Thousands of Dollars)

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Full Year 2011
	-----------	-----------	-----------	-----------	-----------
Europe	$ 184,898	$ 221,654	$ 383,734	$ 464,141	$ 1,254,427
Latin America	31,698	72,226	105,696	125,267	334,887
Asia Pacific	37,736	80,591	73,880	80,380	272,587
	------------	------------	------------	------------	------------
Total International	$ 254,332	$ 374,471	$ 563,310	$ 669,788	$ 1,861,901
	=======	=======	=======	=======	=======

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Full Year 2010
	-----------	-----------	-----------	-----------	-----------
Europe	$ 165,416	$ 146,229	$ 319,537	$ 426,755	$ 1,057,937
Latin America	24,403	56,340	80,771	120,321	281,835
Asia Pacific	31,900	58,842	58,609	70,804	220,155
	------------	------------	------------	------------	------------
Total International	$ 221,719	$ 261,411	$ 458,917	$ 617,880	$ 1,559,927
	=======	=======	=======	=======	=======

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Full Year 2009
	-----------	-----------	-----------	-----------	-----------
Europe	$ 144,076	$ 169,710	$ 323,435	$ 394,875	$ 1,032,096
Latin America	19,784	49,309	67,654	89,785	226,532
Asia Pacific	25,332	57,212	53,016	65,288	200,848
	------------	------------	------------	------------	------------
Total International	$ 189,192	$ 276,231	$ 444,105	$ 549,948	$ 1,459,476
	=======	=======	=======	=======	=======